Exhibit 10.1

                                 GENERAL MOTORS
               DEFERRED COMPENSATION PLAN FOR EXECUTIVE EMPLOYEES

                                Table of Contents


ARTICLE I   INTRODUCTION

            1.01  Name
            1.02  Purpose
            1.03  Effective Date

ARTICLE II  DEFINITIONS

ARTICLE III ELIGIBILITY AND ELECTION TO DEFER

            3.01  Eligibility
            3.02  Deferral Amounts
            3.03  Election to Defer
            3.04  Designation of Beneficiaries

ARTICLE IV  ACCOUNTS AND INVESTMENT OPTIONS

            4.01  Establishment of Accounts
            4.02  Nature of Accounts and Earnings
            4.03  Investment Options
            4.04  Treatment of Deferrals
            4.05  Transfers Within An Account for Annual Incentive Plan
                  Deferrals

ARTICLE V   DISTRIBUTIONS

            5.01  Exclusive Entitlement to Distribution
            5.02  Timing of Valuation
            5.03  Six Month Delay of Distribution for Specified Employees
            5.04  Method of Distribution
            5.05  Unscheduled Distributions, Forfeiture, and Financial Hardships

ARTICLE VI  MISCELLANEOUS

            6.01  Plan Administration
            6.02  Appeal Procedure
            6.03  Rights Not Assignable
            6.04  Inability to Locate Participants and Beneficiaries
            6.05  Withholding Taxes
            6.06  Certain Rights Reserved
            6.07  Severability
            6.08  Titles and Headings Not to Control
            6.09  Governing Law
            6.10  Limitations
            6.11  Statements of Account
            6.12  Administrative Expense


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                                    ARTICLE I
                                  INTRODUCTION

1.01. Name.

      The Plan shall be known as the General Motors Deferred Compensation Plan for Executive Employees.

1.02. Purpose.

      The purpose of the Plan is to provide Eligible Employees the opportunity to defer receipt of a portion of their base salary, stock option gains, awards payable pursuant to the Annual Incentive Plan, Stock Incentive Plan and Stock Performance Plan and/or any other compensation related payment permitted by the Plan Administrator in accordance with Section 3.03.

1.03. Effective Date.

      The Plan shall be effective November 10, 1998 and, as most recently amended as of December 4, 2006, shall apply to all deferrals made pursuant to Article III of the Plan.


                                   ARTICLE II
                                   DEFINITIONS

Unless the context clearly indicates otherwise, the following terms, when used in capitalized form in the Plan, shall have the meanings set forth below.

2.01. Account. "Account" or "Accounts" shall mean the hypothetical book-entry Retirement Account and Optional Account(s) established by General Motors for a Participant with respect to a Participant's Deferral.

2.02. Annual Incentive Plan. "Annual Incentive Plan" shall mean the General Motors 2002 Annual Incentive Plan and any successor plan.

2.03. Annual Incentive Plan Award. "Annual Incentive Plan Award" shall mean any award granted under the Annual Incentive Plan.

2.04. Article. "Article" shall mean an article of the Plan.

2.05. Board. "Board" shall mean the Board of Directors of General Motors Corporation.

2.06. Committee. "Committee" shall mean the Executive Compensation Committee of the Board.

2.07. Corporation. "Corporation" shall mean General Motors Corporation and its wholly owned and substantially wholly owned subsidiaries.

2.08. Deferral. "Deferral" shall mean the deferral with respect to an Annual Incentive Plan Award, Stock Incentive Plan, Stock Performance Plan Award, and or any other compensation related payment permitted by the Plan Administrator in accordance with Section 3.03.

2.09. Eligible Employee. "Eligible Employee" shall mean a full time, active eligible executive employee of the Corporation as chosen by the Plan Administrator.

2.10. Financial Hardship. "Financial Hardship" shall mean a reason given by a Participant for a withdrawal that (1) is necessary to meet the Participant's immediate and heavy financial needs, (2) is for an amount required to meet such immediate financial need created by the hardship, and (3) is for an amount not reasonably available to the Participant from other resources.

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2.11. Optional Account. "Optional Account" shall mean an Account scheduled by a
      Participant for distribution at a point in time other than Retirement.

2.12. Participant. "Participant" shall mean each Eligible Employee who makes an election pursuant to Section 3.03 and maintains an Account(s) pursuant to
      Section 4.01.

2.13. Person. "Person" shall mean any individual, firm, corporation, partnership, joint venture, association, trust, or other entity.

2.14. Plan. "Plan" shall mean the General Motors Deferred Compensation Plan for Executive Employees, as it may be amended from time to time.

2.15. Plan Administrator. "Plan Administrator" shall mean General Motors or such other Person designated by the Committee to serve as administrator of the Plan. The address of the Plan Administrator is:

                             300 Renaissance Center
                             Mail Code 482-C32-C66
                             Detroit, MI 48265-3000

2.16. Plan Year. "Plan Year" shall mean each calendar year that the Plan is in effect.

2.17. Retirement. "Retirement" shall mean a qualifying separation from service from the Corporation under the General Motors Retirement Program for Salaried Employees, including Total and Permanent Disability Retirement.

2.18. Retirement Account. "Retirement Account" shall mean the Account scheduled for distribution at Retirement.

2.19. S-SPP. "S-SPP" shall mean the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States, as amended from time to time.

2.20. Section. "Section" shall mean a section of the Plan.

2.21. Specified Employee. "Specified Employee" shall mean a Participant who meets the definition set forth in section 409A of the Internal Revenue Code.

2.22. Stock Incentive Plan. "Stock Incentive Plan" shall mean the General Motors 2002 Stock Incentive Plan and any successor plan.

2.23. Stock Performance Plan. "Stock Performance Plan" shall mean the General Motors 2002 Long-Term Incentive Plan and any successor plan.

2.24. Termination. "Termination" shall mean a separation from service with the Corporation for any reason other than Retirement or death.


                                   ARTICLE III
                        ELIGIBILITY AND ELECTION TO DEFER

3.01. Eligibility.

      Eligible Employees shall be eligible to make the elections described in this Article III.



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3.02. Deferral Amounts.

      (a) Each Participant shall be eligible to defer pursuant to the terms of this Plan a minimum of 5% up to a maximum of 100% of an Annual Incentive Plan Award and/or a Stock Performance Plan Award provided that any such Deferral must be made in multiples of 5% or any other increment as permitted by the Plan Administrator.

      (b) Deferral elections relating to compensation other than Annual Incentive Plan and Stock Performance Plan Awards may be permitted by the Plan Administrator from time to time, and will be communicated to eligible participants by Prospectus in sufficient time to make such elections.

3.03. Election to Defer.

      (a) A Participant who wishes to defer all or part of an Annual Incentive Plan Award and/or Stock Performance Plan Award shall submit an election to the Plan Administrator or its agent that satisfies each of the requirements set forth in paragraphs (1) through (6) below:

          (1) Deadline for Submitted Election. An election with respect to a Deferral shall be submitted on or before 5:00 p.m. (New York City time) on the last business day of the Deferral election period chosen by the Plan Administrator.

          (2) Form of Election. A Participant's Deferral election shall be submitted to the Plan Administrator in writing, electronically, or telephonically, as approved by the Plan Administrator.

          (3) Amount of Deferral. The Deferral election shall specify the percentage of the Participant's Annual Incentive Award and/or Stock Performance Plan Award that the Participant wishes to defer.

          (4) Selection of Accounts and Distributions. The Deferral election shall specify the Account(s) established under Section 4.01 that shall be credited with the amounts deferred by the Participant, the year the distribution shall be made from such Accounts, and whether the distribution is to be made, in the event of the Retirement Account, in a lump sum or installments, until paid out pursuant to Article V.

          (5) Selection and Investment Options. The Deferral election shall specify the Participant's selection of the investment option(s) for the Annual Incentive Award. The returns on the Deferral(s) will be calculated as if invested in the investment option(s) selected by the Participant as provided in Article IV.

          (6) Election Irrevocable. Except as otherwise specifically provided in the Plan, the Deferral amount, the distribution commencement date, and the method of distribution elected by a Participant with respect to a Deferral in accordance with paragraphs (3) through (5) above are irrevocable and are not subject to modification at any time.

      (b) The Plan Administrator may from time to time establish Accounts on behalf of an executive and make compensation payments on behalf of such executive directly into such Account, subject to the terms of the Plan despite the absence of an election to defer.

3.04. Designation of Beneficiaries.

      A Participant with a Deferral pursuant to Section 3.03 may designate one or more beneficiaries. The beneficiaries for a Participant's Plan Account(s) will be the same as the beneficiaries chosen for the General Motors incentive plans. Notwithstanding Section 3.03(a)(6), a Participant may, at any time, revoke a prior designation and make a new designation pursuant to this Section 3.04. Any such designation or revocation shall be in writing and shall be submitted to the Plan Administrator prior to the Participant's death in such form and in such manner as is acceptable to the Plan Administrator.



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                                   ARTICLE IV
                         ACCOUNTS AND INVESTMENT OPTIONS

4.01. Establishment of Accounts.

      The Corporation shall maintain separate bookkeeping accounts, hypothetical in nature, for each Participant. Each Participant shall be entitled to establish up to three separate Accounts for each of the Annual Incentive Plan Awards, Stock Performance Plan Awards, and any other compensation related payment permitted by the Plan Administrator. One such Account must be established for distribution upon the earlier of Termination of employment or Retirement of the Participant (the Retirement Account) and two additional Accounts may be established (the Optional Accounts) and shall be payable upon the earlier of the Participant's Termination of employment, Retirement or a specific year selected by the Participant. The year selected by the Participant for distribution of an Optional Account must be at least two years after the first calendar year in which a deferral is made pursuant to Section 3.03. Such Accounts shall be credited with the earnings (or losses) on such Deferrals. At no time may a Participant have more than three Accounts outstanding at any one time for each of the Annual Incentive Plan Awards, Stock Performance Plan Awards, and any other compensation related payment permitted by the Plan Administrator.

4.02. Nature of Accounts and Earnings.

      Each Account and the related Deferrals and returns thereon under this
      Article IV shall be hypothetical in nature and shall be maintained by the Corporation for bookkeeping purposes only. The Accounts established under the Plan shall hold no actual funds or assets. The right of any Person to receive one or more distributions under the terms of the Plan shall be an unsecured claim against the general assets of the Corporation. Any liability of the Corporation to any Participant, former Participant, or beneficiary with respect to a right to a distribution shall be based solely upon contractual obligations created by the Plan. Neither the Corporation, the Board, the Committee, the Plan Administrator, nor any other Person shall be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Corporation and a Participant or any other Person except and only to the extent required by law.

4.03  Investment Options.

      (a) General. The Plan Administrator has the sole discretion to determine the investment options available as the measurement mechanism for Deferrals under the Plan, the manner and extent to which elections may be made, the method of valuing the various investment options and Account(s) and the method of crediting the Account(s) with, or making other adjustments as a result of dividend equivalents, interest equivalents or other earnings, losses, or returns on such Accounts.

      (b) Investment Options - Annual Incentive Plan. Unless otherwise determined by the Plan Administrator, the investment options available as the measurement mechanism for Annual Incentive Plan Deferrals under the Plan shall be:

            (1) 120% of 10-Year United States Treasury Notes - The crediting rate for this investment option will be set annually in January. It will be based on 120% of the twelve-month average of closing rates of the first trading day of the preceding twelve months of the 10-Year United States Treasury Notes.

            (2) Large Cap Index Option - The crediting rate for this investment option will be based on the performance of the Promark Large Cap Index Fund option available in the S-SPP.

            (3) GM $1-2/3 Common Stock - The crediting rate for this investment option will be based on the price performance of GM $1-2/3 Common Stock and the dividends thereon.

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      (c) Investment Options - Stock Performance Program. Unless otherwise determined by the Plan Administrator, the investment options available as the measurement mechanism for Stock Performance Program Deferrals under the Plan shall be:

            (1) GM $1-2/3 Common Stock - The crediting rate for this investment option will be based on the price performance of GM $1-2/3 Common Stock and the dividends thereon.

      Stock Performance Program Awards payable in GM $1-2/3 Common Stock may only be deferred into the GM $1-2/3 Common Stock Option.

      (d) Methodology. Unless otherwise determined by the Plan Administrator, the methodology for valuing the various investment options and the Account(s) and for calculating amounts to be credited or debited or other adjustments, including transfers between investment options for Annual Incentive Plan Deferrals, to any Account(s) with respect to any investment options shall be the same as that used under the General Motors S-SPP. The investment options and the Account(s) shall be revalued on a daily basis.

      (e) No Ownership Rights. Investment options available under the Plan shall be used solely for measuring the value of the Account(s) and accounting, on a book entry basis, as if the deferred amounts had been invested in actual investments, but no such investments shall be made on behalf of Participants. Participants shall not have any voting rights or any other ownership rights with respect to the investment options selected as the measuring mechanism for their Account(s).

4.04  Treatment of Deferrals.

      The returns on the Deferral(s) shall be calculated as if invested in the investment options selected by the Participant. For Annual Incentive Plan Deferrals, any investment option elections made by a Participant shall remain in effect until changed by the Participant; and unless otherwise determined by the Plan Administrator, any Participant may change his or her investment option election or transfer deferred amounts between investment options pursuant to Section 4.05. Changes must be communicated by the Participant to the Plan Administrator or its designated agent and shall be effective at the close of business on the New York Stock Exchange (normally 4:00 p.m. New York City time) on the business day on which the Participant's direction is received and confirmed by the Plan Administrator. If a Participant's direction is received and confirmed after the close of business of the New York Stock Exchange (normally 4:00 p.m. New York City time) or on a weekend or holiday observed by the New York Stock Exchange, it will become effective on the next business day. For Stock Performance Program Deferrals, transfers are not permitted between investment options.

      Each Participant is solely responsible for the selection of his or her investment options. General Motors, the Plan Administrator and other employees and agents of the Corporation are not empowered to advise a Participant as to the manner in which investments should be made. The fact that an investment option is available for investment under the Plan shall not be construed as a recommendation for investment in that option. It should be noted that market value and the rate of return on each investment option will fluctuate over time and in varying degrees. Accordingly, the proceeds, if any, realized from such investments will depend on the prevailing market value of the investments at a particular time, which may be more or less than the amount expended initially. There is no assurance that any of the investment options will achieve their objectives.

4.05  Transfers Within an Account(s) for Annual Incentive Plan Deferrals.

      (a) General. A Participant, or the legal beneficiary or legal representative of a deceased Participant, may transfer amounts credited to an Account(s) among the investment options available under the Plan. No transfers relating to a particular Deferral may occur on or after the scheduled distribution date for the Deferral.

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      (b) Timing. A Participant may request a transfer from one investment option to another on any business day and such transfer shall be effective at the close of business of the New York Stock Exchange (normally 4:00 p.m. New York City time) on the business day on which the Participant's transfer request is received and confirmed by the Plan Administrator. If your transfer request is received and confirmed after the close of business of the New York Stock Exchange (normally 4:00 p.m. New York City time) or on a weekend or holiday observed by the New York Stock Exchange, it will become effective on the next business day.

(c) Amount of Transfer. Any transfer shall be in a specified whole percentage of the amounts contained in the investment option from which the transfer is being made.

      (d) Securities Laws. Transfers by Participants between investment options are subject to the Corporation's insider trading policy and are subject to applicable Federal securities laws.


                                    ARTICLE V
                                  DISTRIBUTIONS

5.01. Exclusive Entitlement to Distribution.

      A Participant's Deferral pursuant to Section 3.03 shall constitute a waiver of such Participant's right to receive the amount deferred and an agreement to receive in lieu thereof the amounts payable to such Participant at the times and in the amounts specified in this Article V. No other amounts shall be due under the Plan, or otherwise as a result of a Participant's Deferral pursuant to Section 3.03.

5.02. Timing of Valuation.

      The timing of the valuation of the amount of any distribution pursuant to
      Article V shall be established by, and at the discretion of, the Plan Administrator.

5.03. Six Month Delay of Distribution for Specified Employees.

      Notwithstanding the provisions of any other Section of this Article V, for Deferrals pursuant to Section 3.03 made after December 31, 2004, in no event shall a distribution under Article V be made to a Specified Employee before the expiration of six months following separation from service, other than in the case of a Participant's death.

5.04. Method of Distribution.

      (a) Distributions from the Retirement Account will be made solely in cash for distributions relating to Annual Incentive Plan Deferrals and in the form of shares of stock for distributions relating to Stock Performance Plan Deferrals pursuant to the method provided for in either paragraph (1) or (2) below, that is selected by the Participant in accordance with Section 3.03(a)(4). A Participant may select either method of distribution with respect to such Account.


          (1) Lump Sum. A Participant may elect to receive a distribution with respect to the Retirement Account in a lump sum. The lump sum shall be payable to the Participant no later than April 30 of the calendar year following the calendar year in which the Retirement occurs. The lump sum shall equal the balance in the Participant's Retirement Account determined as of the last business day of February prior to payment (except if employment is terminated other than by death or retirement).


          (2) Installments. A Participant may elect to receive a distribution with respect to the Retirement Account in annual installments for a period of five or ten years (or any other schedule as determined by the Plan Administrator) as elected by the Participant. The annual installments shall be payable to the Participant beginning no later than April 30 of the calendar year following the calendar year in which the Retirement occurs. If annual installments are elected, the amount of the first payment shall be a fraction of the value of the Participant's Account as of the last business day of February prior to payment, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment shall be a fraction of the value as of the last business day of February prior to payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

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      (b) In the case of a distribution from an Optional Account, such distribution shall be made as a lump sum no later than April 30 of the year selected by the Participant for receiving a distribution. The lump sum shall equal the balance in the Participant's Optional Account determined as of the last business day of February prior to payment.

      (c) In the case of a Participant's Termination of employment from the Corporation other than by death or retirement, all Accounts will be distributed as a lump sum within 60 days of such Termination. The lump sum shall equal the balance in the Participant's Accounts determined as of the date of such Termination.

      (d) In the case of a Participant's death, all Accounts shall be distributed as a lump sum no later than April 30 of the calendar year following the calendar year in which the death occurs, or if elected at the time of Deferral, installment distribution. If annual installments are elected, the amount of the first payment shall be a fraction of the value of the Participant's deferred compensation Account as of the last business day of February prior to payment, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment shall be a fraction of the value as of the last business day of February prior to payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

      (e) In the event that GM sells controlling interest in GMAC, all active GMAC Participant Accounts will be distributed as a lump sum within 60 days after the closing date of such sale, but in no event before January 1, 2007. The lump sum shall equal the balance in the GMAC Participant's Accounts determined as of such closing date.

5.05. Unscheduled Distributions, Forfeiture, and Financial Hardships.

      (a) At any time, a Participant may elect, with the prior written consent of the Plan Administrator or its designated agent, to make an unscheduled withdrawal from an Account by selecting an amount by which the Account is to be reduced. The amount distributed to the Participant shall be not more than 90% of the withdrawal amount requested, as determined by the Plan Administrator. Such distribution shall be paid to the Participant not later than 60 days following the filing of such election. If a Participant receives a distribution pursuant to this subsection, the remaining 10% requested but not distributed shall be permanently forfeited to the Corporation and shall not be paid to, or in respect of, the Participant. In addition to the forfeiture provided immediately above, a Participant receiving a distribution under this subsection shall not be permitted to make any contributions to the Plan during the 12 months following the month in which the election to make the unscheduled distribution is made.

      (b) A Participant shall be allowed to take a distribution from one or more Account(s), with the prior written consent of the Plan Administrator and the Vice President of Global Human Resources, if a sudden and unforeseen Financial Hardship occurs. A Participant shall be able to apply to withdraw the amount needed for the Financial Hardship up to the Account balance. If approved by the Plan Administrator and the Vice President of Global Human Resources, such distribution shall be paid to the Participant not later than 60 days following the filing of such election. A Participant receiving a distribution under this subsection shall not be permitted to make any contributions to the Plan during the 12 months following the month in which the election to make the Financial Hardship distribution is made.

      (c) Distributions pursuant to Sections 5.03(a) and (b) shall be made in cash for Annual Incentive Plan Deferrals and in the form of shares of stock for Stock Performance Program Deferrals.

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      (d) Distributions under this Article V shall be reduced by the amount that a Participant owes the Corporation, or any subsidiary thereof, due to any reason, including taxes, benefit overpayments, wage overpayments, and amounts due under all Corporation incentive compensation plans.
          The Participant will be relieved of liability equal to the payment to the Corporation.


                                   ARTICLE VI
                                  MISCELLANEOUS

6.01. Plan Administration.

      (a) In General. The Committee has full power, authority, and discretion to construe, interpret, and administer the Plan. Unless otherwise specifically provided in the Plan, the Committee may delegate to the Plan Administrator all authority granted with respect to the Plan. Except to the extent provided otherwise: (1) the Plan Administrator shall have the discretionary authority to interpret, apply and construe the Plan and to decide any and all matters arising under the Plan, including without limitation the right to determine eligibility for participation, investment options, the method of valuing investment options and Plan accounts, the method of crediting Plan Accounts with, or making adjustments as a result of, dividend and interest equivalents or returns on such Accounts, benefits, and other rights under the Plan; the right to determine whether any election or notice requirement or other administrative procedure under the Plan has been adequately observed; the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision; and the right otherwise to interpret the Plan in accordance with its terms; and (2) the Plan Administrator's determination on any and all questions arising out of the interpretation or administration of the Plan shall be final, conclusive, and binding on all parties.

      (b) Amendment, Suspension, and Termination of Plan. The Committee may amend, suspend, or terminate the Plan at any time. In addition, the Committee may also, at any time, terminate in whole or in part any Account(s) and make an immediate lump sum distribution of the amounts in such Account(s) to the Participants affected thereby. Upon termination or suspension of the Plan, all amounts deferred before the date of termination or suspension, and any rights to distributions with respect to such deferred amounts, shall continue to be governed by the provisions of the Plan, subject to Section 6.01(b). Notwithstanding anything to the contrary in this subsection (b), no amendment, suspension, or termination of the Plan shall reduce the benefits under the Plan which have accrued to the Participant prior to the date of such amendment, suspension, or termination.

      (c) Internal Revenue Code Section 409A Compliance. Notwithstanding any provision of this Plan, no Plan elections, modification, or distributions will be allowed or implemented if they would cause an otherwise eligible Plan Participant to be subject to tax (including interest and penalties) under Internal Revenue Code Section 409A.

6.02. Appeal Procedure.

      A claimant who has been denied a claim for benefits under the Plan, in whole or in part, may, within a period of 60 days following receipt of the denial, request a review of such denial by the Plan Administrator by filing a written notice with the Plan Administrator or its designate. In connection with an appeal, the claimant (or his or her authorized representative) may review pertinent documents and may submit evidence and arguments in writing to the Plan Administrator. The Plan Administrator may decide the questions presented by the appeal and shall issue to the claimant a written notice setting forth: (1) the specific reasons for the decision and (2) specific reference to the pertinent provisions of the Plan or the absence of pertinent provisions on which the decision is based. The notice shall be issued within a period of time not exceeding 90 days after receipt of the request for review provided that, if special circumstances should require, such period of time may be extended for an additional 60 days commencing at the end of the initial 90-day period. The decision of the Plan Administrator shall be final and conclusive.



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6.03. Rights Not Assignable.

      No distribution due any Participant, beneficiary or Person under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge in any other way. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge such distribution in any other way shall be void.

6.04. Inability to Locate Participants and Beneficiaries.

      Each Participant or beneficiary entitled to receive a distribution under the Plan shall keep the Plan Administrator advised of his or her current address. If the Plan Administrator is unable for a period of 24 months to locate a Participant or beneficiary to whom a distribution is due under the Plan, commencing with the first day of the month of which such distribution first comes due, the total amount payable to such Participant or beneficiary shall be forfeited to the Corporation. Should such Participant or beneficiary contact the Plan Administrator requesting a distribution thereafter, the Plan Administrator shall, upon satisfaction of its requests for any corroborating documentation, restore and pay the forfeited distribution in a lump sum, the value of which shall not be adjusted to reflect any interest or other type of investment return for the period commencing on the date of forfeiture until distribution of such lump sum.

6.05. Withholding Taxes.

      The Plan Administrator may make any appropriate arrangements to deduct from all Deferrals and distributions hereunder any taxes that the Plan Administrator reasonably determines to be required by law to be withheld from such Deferrals and distributions.

6.06. Certain Rights Reserved.

      Nothing in the Plan shall confer upon any employee of the Corporation or other Person the right (1) to continue in the employment or service of the Corporation or affect any right that the Corporation may have to terminate the employment or service of (or to demote or to exclude from future participation in the Plan) any such employee or other Person at any time for any reason, or (2) to participate in the Plan.

6.07. Severability.

      If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any distribution or the provision of any other benefit required under the Plan is held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other distribution or benefit from being made or provided under the Plan, and, if the making of any distribution in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity, or unenforceability shall not prevent such distribution or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, or unenforceable, and the maximum distribution or benefit that would not be unlawful, invalid, or unenforceable shall be made or provided under the Plan.

6.08. Titles and Headings Not to Control.

      The titles to Articles and the headings of Sections, subsections, paragraphs, and subparagraphs in the Plan are placed herein for convenience of reference only and, as such, shall have no force or effect in the interpretation of the Plan.

6.09. Governing Law.

      The Plan and all determinations made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard for its conflict of law principles.

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6.10. Limitations.

      A Participant shall not have any interest in any Deferral credited to his or her Account(s) until it is paid in accordance with the Plan. All amounts deferred under the Plan shall remain the sole property of the Corporation, subject to the claims of its general creditors and available for use for whatever purposes are desired. With respect to the Deferrals, a Participant shall be merely a general creditor of the Corporation and the obligation of the Corporation hereunder shall be purely contractual and may or may not be funded or secured in any way.

6.11. Statements of Account.

      Account statements shall be sent to Participants as soon as practicable on a quarterly basis following the close of each three-month valuation period.

6.12. Administration Expense.

      The entire expense of offering and administering the Plan shall be borne by the Corporation unless otherwise determined by the Plan Administrator.